BRIGHTHOUSE LIFE INSURANCE COMPANY

P.O. Box 4301

Clinton, IA 52733-4301

CAP RATE SHIELD OPTION RIDER

Effective Date: MONTH DAY, YEAR

This Rider describes the Cap Rate Shield Option. Each Cap Rate Shield Option has an associated Index, Term, Shield Rate, and Cap Rate as shown below. The Minimum Guaranteed Cap Rate shown is guaranteed for the duration of the Contract.

This Rider forms a part of the Contract to which it is attached and is applicable to your Contract as of the Effective Date. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. This Rider amends the Contract as follows:

SHIELD OPTIONS AVAILABLE:

Term*	Shield Rate	Index		Minimum Guaranteed Cap Rate
6-Year	XX%	S&P 500® Index[1]	Price return, excluding dividends	X.XX%
		Russell 2000® Index[2]	Price return, excluding dividends
		MSCI EAFE Index[3]	Price return, excluding dividends
		Nasdaq-100 Index®[4]	Price return, excluding dividends
6-Year	XX%	S&P 500® Index	Price return, excluding dividends	X.XX%
		Russell 2000® Index	Price return, excluding dividends
		MSCI EAFE Index	Price return, excluding dividends
		Nasdaq-100 Index®	Price return, excluding dividends
6-Year	XX%	S&P 500® Index	Price return, excluding dividends	X.XX%
		Russell 2000® Index	Price return, excluding dividends
		MSCI EAFE Index	Price return, excluding dividends
		Nasdaq-100 Index®	Price return, excluding dividends
3-Year	XX%	S&P 500® Index	Price return, excluding dividends	X.XX%
		Russell 2000® Index	Price return, excluding dividends
		MSCI EAFE Index	Price return, excluding dividends
		Nasdaq-100 Index®	Price return, excluding dividends
3-Year	XX%	S&P 500® Index	Price return, excluding dividends	X.XX%
		Russell 2000® Index	Price return, excluding dividends
		MSCI EAFE Index	Price return, excluding dividends
		Nasdaq-100 Index®	Price return, excluding dividends
3-Year	XX%	S&P 500® Index	Price return, excluding dividends	X.XX%
		Russell 2000® Index	Price return, excluding dividends
		MSCI EAFE Index	Price return, excluding dividends
		Nasdaq-100 Index®	Price return, excluding dividends
1-Year	XX%	S&P 500® Index	Price return, excluding dividends	X.XX%
		Russell 2000® Index	Price return, excluding dividends
		MSCI EAFE Index	Price return, excluding dividends
		Nasdaq-100 Index®	Price return, excluding dividends

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1-Year	XX%	S&P 500® Index	Price return, excluding dividends	X.XX%
		Russell 2000® Index	Price return, excluding dividends
		MSCI EAFE Index	Price return, excluding dividends
		Nasdaq-100 Index®	Price return, excluding dividends
1-Year	XX%	S&P 500® Index	Price return, excluding dividends	X.XX%
		Russell 2000® Index	Price return, excluding dividends
		MSCI EAFE Index	Price return, excluding dividends
		Nasdaq-100 Index®	Price return, excluding dividends

*The total number of days in each year of a Term is 365 days.

Cap Rate

The maximum rate that may be credited at the Term End Date as described below. The Cap Rate is declared at the beginning of each Term and will never be less than the Minimum Guaranteed Cap Rate shown above. If we declare that a Cap Rate Shield Option is uncapped for the Term, there is no maximum rate that may be credited on the Term End Date. The Cap Rate may vary between Cap Rate Shield Options.

Shield Rate

The Shield Rate is the buffer that limits the amount of any negative Index Performance on the Term End Date. Any negative Index Performance beyond the Shield Rate will reduce the Investment Amount. The Shield Rate may vary between Cap Rate Shield Options.

Discontinuation or Substantial Change to an Index

If any Index is discontinued or we determine that our use of such Index should be discontinued, or if the calculation of an Index is substantially changed, we may substitute a comparable index. We will send you a notice in writing or any other acceptable method of notification before any such substitution is made. Upon substitution of an Index, we will calculate your Index Performance on the existing Index up until the date of substitution and the new Index from the date of substitution to the end of the Term. A substitute Index will not change the Cap Rate or Shield Rate for an existing Cap Rate Shield Option.

For Cap Rate Shield Options, the Investment Amount on the Term End Date is calculated as follows:

Step 1 – Determine Index Performance

Index Performance =	(Index Value on the Term End Date – Index Value on the Term Start Date)
Index Value on the Term Start Date

Step 2 – Determine Performance Rate

If the Index Performance at the Term End Date is:	The Performance Rate at the Term End Date will be:
Positive, greater than the Cap Rate	Positive, equal to the Cap Rate
Positive up to and including the Cap Rate	Positive, equal to the Index Performance
Zero or negative up to and including the Shield Rate (as a negative value)	Zero
Negative by more than the Shield Rate (as a	Negative, equal to the Index Performance plus the Shield
negative value)	Rate

Step 3 – Determine Investment Amount on the Term End Date

Investment Amount on the Term End Date =	Investment Amount at the end of the prior Business Day x (1 + Performance Rate)

INTERIM VALUE

The Interim Value for each Cap Rate Shield Option is the value calculated on any Business Day other than the Term Start Date and the Term End Date. The Interim Value is the amount that is available for withdrawals, the death benefit during the Accumulation Period, and/or annuitization after the Term Start Date and prior to the Term End Date.

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The Interim Value for the Cap Rate Shield Option is equal to the sum of (1) and (2), where:

1)	Is the market value of the Fixed Income Asset Proxy on the Business Day the Interim Value is calculated. It is determined as (A – B) multiplied by [(1 + C) divided by (1 + D)]E, where:

A.	Is the Investment Amount on the Business Day the Interim Value is calculated;
B.	Is the market value of the Derivative Asset Proxy under initial market conditions, with straight-line amortization to the end of the Term;
C.	Is the Market Value Rate on the Term Start Date;
D.	Is the Market Value Rate on the Business Day the Interim Value is calculated; and
E.	Is the total days remaining in the Term divided by 365.

2)	Is the current market value of the Derivative Asset Proxy.

The Fixed Income Asset Proxy is meant to represent the market value of the fixed income assets supporting the Cap Rate Shield Option.

A market value adjustment applies to the straight-line amortization of the Fixed Income Asset Proxy to address any changes in interest rates, represented by the Market Value Rate, from the Term Start Date to the Business Day the Interim Value is calculated.

The market value adjustment will apply on a uniform basis for a class of contract owners allocated to the same Shield Option and will be administered in a uniform and non-discriminatory manner.

The Market Value Rate is the Constant Maturity Treasury (CMT) rate with a maturity equal to that of the Term. If a maturity of the CMT rate is not available that equals the Term, then the Market Value Rate will be linearly interpolated between the two closest available CMT maturities.

If the CMT rate is no longer published or is discontinued, or we determine that our use of this rate should be discontinued, or if the calculation of this rate is substantially changed, we may substitute another suitable method for determining the Market Value Rate.

The Derivative Asset Proxy is meant to represent the replicating portfolio of options designated by us and is used to estimate the market value of the possibility of gain or loss on the Term End Date. The value may be positive or negative.

Signed for the Company.

Secretary

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1The S&P 500® is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Brighthouse Financial, Inc. S&P®, S&P 500®, US 500, The 500, iBoxx®, iTraxx® and CDX® are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Brighthouse Financial, Inc. It is not possible to invest directly in an index. Brighthouse Financial products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Brighthouse Financial products or any member of the public regarding the advisability of investing in securities generally or in Brighthouse Financial products particularly or the ability of the S&P 500® to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Brighthouse Financial, Inc. with respect to the S&P 500® is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® is determined, composed and calculated by S&P Dow Jones Indices without regard to Brighthouse Financial, Inc. or the Brighthouse Financial products. S&P Dow Jones Indices have no obligation to take the needs of Brighthouse Financial or the owners of Brighthouse Financial products into consideration in determining, composing or calculating the S&P 500®. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of Brighthouse Financial products. There is no assurance that investment products based on the S&P 500® will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment adviser, commodity trading advisory, commodity pool operator, broker dealer, fiduciary, promoter” (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C. § 77k(a) or tax advisor. Inclusion of a security, commodity, crypto currency or other asset within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currency or other asset, nor is it considered to be investment advice or commodity trading advice.

NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BRIGHTHOUSE FINANCIAL, OWNERS OF THE BRIGHTHOUSE FINANCIAL PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED AND/OR CERTIFIED ANY PORTION OF, NOR DOES S&P DOW JONES INDICES HAVE ANY CONTROL OVER, THE LICENSEE PRODUCT REGISTRATION STATEMENT, PROSPECTUS OR OTHER OFFERING MATERIALS. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND BRIGHTHOUSE FINANCIAL, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

2This annuity product is not sponsored, endorsed, sold or promoted by Frank Russell Company (“Russell”). Russell makes no representation or warranty, express or implied, to the owners of this annuity product or any member of the public regarding the advisability of investing in securities generally or in this annuity product particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Russell’s only relationship to affiliates of Brighthouse Financial, Inc. including Brighthouse Services, LLC and Brighthouse Life Insurance Company (collectively, “Brighthouse Financial”) is the licensing of certain trademarks and trade names of Russell and of the Russell 2000® Index which is determined, composed and calculated by Russell without regard to Brighthouse Financial or this annuity product. Russell is not responsible for and has not reviewed this annuity product nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. Russell has no obligation or liability in connection with the administration, marketing or trading of this annuity product.

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RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BRIGHTHOUSE FINANCIAL, INVESTORS, OWNERS OF THIS ANNUITY PRODUCT OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

3THIS ANNUITY PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY AFFILIATES OF BRIGHTHOUSE FINANCIAL, INC. INCLUDING BRIGHTHOUSE SERVICES, LLC AND BRIGHTHOUSE LIFE INSURANCE COMPANY (COLLECTIVELY, “BRIGHTHOUSE FINANCIAL”). NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS ANNUITY PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS ANNUITY PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS ANNUITY PRODUCT OR THE ISSUER OR OWNERS OF THIS ANNUITY PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS ANNUITY PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS ANNUITY PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS ANNUITY PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS ANNUITY PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS ANNUITY PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THIS ANNUITY PRODUCT, OWNERS OF THIS ANNUITY PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED

WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this annuity product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

4The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, Inc. with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of,

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or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations’ only relationship to Brighthouse Financial, Inc. (“Licensee”) is in the licensing of the Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq® without regard to Licensee or the Product(s). Nasdaq® has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

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